Exhibit 99.1

NEWS RELEASE CALIFORNIA WATER SERVICE GROUP

1720 North First Street	February 23, 2011
San Jose, CA 95112-4598
Contact: Shannon Dean (310) 257-1435	For Immediate Release
CALIFORNIA WATER SERVICE GROUP ANNOUNCES ELECTION OF
LESTER A. SNOW TO BOARD OF DIRECTORS
     SAN JOSE, CA — Today California Water Service Group (NYSE: CWT) announced the election of Lester A. Snow, 59, to the company’s Board of Directors, effective March 1, 2011.
     Snow has enjoyed an illustrious career in natural resource management and brings more than 30 years of experience to the position. He has served as Secretary of the California Natural Resources Agency, Director of the California Department of Water Resources, Regional Director of the U.S. Bureau of Reclamation, Executive Director of the CALFED Bay-Delta Program, and General Manager of the San Diego County Water Authority.
     “Mr. Snow has a well-earned reputation for his expertise in water resource management, and has a track record of implementing innovative programs to achieve balanced and sustainable natural resource stewardship. Being a responsible environmental steward is of utmost importance to our company, and I believe Mr. Snow is uniquely qualified in this area,” said Chairman Robert W. Foy.
     Snow currently serves as a consultant, providing policy, planning, and communication guidance to select clients. He holds a Master of Science Degree in Water Resources

Administration from the University of Arizona and a Bachelor of Science Degree in Earth Sciences from Pennsylvania State University, University Park.
     “We look forward to having Mr. Snow join us. We know he will be a real asset to our Board,” Foy said.
     California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., CWS Utility Services, and HWS Utility Services, LLC. Together these companies provide regulated and non-regulated water service to approximately 2 million people in more than 100 California, Washington, New Mexico and Hawaii communities. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.”
     This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include but are not limited to: governmental and regulatory commissions’ decisions, including decisions on proper disposition of property; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; new legislation; changes in accounting valuations and estimates; the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulations on internal controls; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph. The Company assumes no obligation to provide public updates of forward-looking statements.
     Additional information is available online at www.calwatergroup.com.
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